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                                                                    EXHIBIT 99.4

Dynegy Holdings Inc., Computation of Earnings to Fixed Charges, December 31,
2001

                                                               (in 000s, except ratio)
                                                               ----------------------
Computation of Earnings:
         Pre-tax income from continuing operations                      928,837
         Undistributed income from equity investees                     102,489
                                                                     ----------

           Computed Earnings                                         $  826,348
                                                                     ----------

Fixed Charges:
         Interest costs:
            Expensed                                                    123,791
            Capitalized                                                  19,455
         Accumulated distributions with trust preferred securities       16,337
         Amortization of interest rate hedges                             2,226
         Amortization of financing costs                                  6,587
         Rental expense representative of interest factor                90,946
                                                                     ----------

            Total fixed charges                                      $  259,342
                                                                     ----------

         Earnings before income taxes and fixed charges              $1,066,235
                                                                     ==========

         Ratio of earnings to fixed charges                                4.11
                                                                     ----------